Exhibit 99.1
FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
ICR, LLC
John Mills
310-954-1105
John.Mills@icrinc.com
ALIMERA SCIENCES EXTENDS AND EXPANDS CREDIT FACILITY
ATLANTA, GA. (May 17, 2011) — Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced modifications to its credit facility with lenders Midcap Financial, LLC and Silicon Valley Bank. The credit facility includes both a term loan and a working capital line of credit.
Term Loan
Under the original term loan agreement, Alimera was entitled to borrow up to $12.5 million, of which $6.25 million was advanced on October 14, 2010. Alimera was entitled to a second advance of $6.25 million if the U.S. Food and Drug Administration (FDA) approved Alimera’s New Drug Application (NDA) for ILUVIEN prior to or on July 31, 2011. The term loan agreement has been modified to increase the amount available under the second advance by $4.75 million to $11.0 million, and to extend the NDA approval deadline for the second advance to December 31, 2011.
The interest rate on the amount borrowed under the first advance remains unchanged at 11.5%, however, Alimera now has an additional six months to repay the principal, beginning August 31, 2011 in equal monthly installments, as a result of the extension of the maturity date from October 31, 2013 to April 30, 2014. The interest rate on amounts borrowed, if any, under the second advance increased from 12.0% to 12.5%. Alimera is required to pay interest only on the amount borrowed, if any, under the second advance through April 30, 2012, and thereafter will be required to repay the principal in equal monthly installments through April 30, 2014, plus interest.
Working Capital Line Of Credit
The working capital line of credit provides Alimera with up to $20.0 million that may be drawn against eligible domestic accounts receivable. The maturity date for this line of credit has been extended from October 31, 2013 to April 30, 2014, consistent with the modified term loan.

“We are very pleased that our short- and long-term outlook enables us to modify our term loan and working capital line of credit to meet our future needs,” said Rick Eiswirth, Chief Operating Officer and Chief Financial Officer of Alimera. “Our strong relationships with Silicon Valley Bank and Midcap Financial position us to obtain this additional financing as we prepare for the next step of ILUVIEN’s potential commercialization.”
About Alimera Sciences, Inc.
Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently, Alimera is focused on diseases affecting the back of the eye, or retina. Its advanced product candidate, ILUVIEN, is an investigational intravitreal insert containing fluocinolone acetonide (FAc), a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease. ILUVIEN is in development for the treatment of diabetic macular edema (DME), a disease of the retina that affects individuals with diabetes and can lead to severe vision loss and blindness.
About Silicon Valley Bank
Silicon Valley Bank is the premier commercial bank for companies in the technology, life science, venture capital, private equity and premium wine industries. SVB provides a comprehensive suite of financing solutions, treasury management, corporate investment and international banking services to its clients worldwide. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 26 U.S. offices and international operations in China, India, Israel and the United Kingdom. Silicon Valley Bank is a member of global financial services firm SVB Financial Group (Nasdaq:SIVB), with SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services. More information on the company can be found at www.svb.com.
Silicon Valley Bank is the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Financial Group is also a member of the Federal Reserve System.
About MidCap Financial, LLC
MidCap Financial is a commercial finance company focused on middle market lending in healthcare and other specialty vertical markets. MidCap specializes in middle market loans in the $10 million to $200 million range. Its principal officers are all veterans of the health care finance industry, having worked together at three healthcare finance companies previously. The company is headquartered in Bethesda, MD, with offices in Chicago and Los Angeles.

Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s future results of operations and financial position, business strategy and plans and objectives of management for Alimera’s future operations. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplate,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The events and circumstances reflected in Alimera’s forward-looking statements may not occur and actual results could differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, delay in or failure to obtain regulatory approval of Alimera’s product candidates, uncertainty as to Alimera’s ability to commercialize, and market acceptance of, its product candidates, the extent of government regulations, uncertainty as to relationship between the benefits of Alimera’s product candidates and the risks of their side-effect profiles, dependence on third-party manufacturers to manufacture Alimera’s product candidates in sufficient quantities and quality, uncertainty of clinical trial results, limited sales and marketing infrastructure, inability of Alimera’s outside sales force to successfully sell and market ILUVIEN in the U.S. following regulatory approval and Alimera’s ability to operate its business in compliance with the covenants and restrictions that it is subject to under its credit facility, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
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